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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                     Ownership                Jurisdiction
Name of Subsidiary                   Percentage              Where Organized
------------------                   ----------              ---------------
Antra Music Group, Inc. ........       100%                    New Jersey
Antra Publishing, Inc. .........       100%                   Pennsylvania
Recordstogo.com.................        50%                     Delaware